UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HOMEBANC CORP

(Exact Name of Registrant as Specified in Charter)

Georgia	20-0863067
(State of Incorporation or organization)	(IRS Employer Identification Number)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

10% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: _________________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the 10% Series A Cumulative Redeemable Preferred Stock, $.01 par value per share (the “Series A Preferred Stock”), of HomeBanc Corp. (the “Registrant”) is incorporated herein by reference to the section captioned “Description of Series A Preferred Stock” in the prospectus supplement filed with the Securities and Exchange Commission (“SEC”) on February 3, 2006 which constitutes a part of the Registration Statement on Form S-3, as amended (Registration No. 333-127955), first filed by the Registrant pursuant to the Securities Act of 1933, as amended, with the SEC on August 29, 2005 and declared effective on September 26, 2005.

Item 2 Exhibits

4.1	Form of Articles of Amendment to Articles of Incorporation designating the 10% Series A Cumulative Redeemable Preferred Stock.
4.2	Form of Series A Preferred Stock Certificate.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 3, 2006

HOMEBANC CORP.

By:	/s/ ALANA L. GRIFFIN
Name:	Alana L. Griffin
Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Articles of Amendment to Articles of Incorporation designating the 10% Series A Cumulative Redeemable Preferred Stock.

4.2	Form of Series A Stock Certificate.